Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware Corporation (the "Corporation") does hereby certify:
FIRST:                          That the first paragraph of Article Third of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
THIRD:  The purpose of this Corporation is limited to engaging in the following activities: (a) To acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with loans or credit agreements secured by mortgages, deeds of trust, long-term leaseholds, pledge agreements or similar liens on real property, shares issued by corporations, limited liability companies or partnerships formed for the purpose of cooperative ownership of real estate, or equity interests in corporations, limited liability companies, partnerships or similar entities (collectively, "Mortgage Loans") and, either directly or indirectly, to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance, and otherwise deal with certificates, participation interests, bonds, notes or other instruments evidencing interests in or secured by Mortgage Loans or other similar certificates, participation interests, bonds, notes or instruments (collectively, "Mortgage Backed Instruments");
SECOND:                That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
In witness whereof, J.P. Morgan Chase Commercial Mortgage Securities Corp. has caused this Certificate to be signed by its duly authorized officer, this 13th day of November, 2003.

By:	/s/ Bianca A. Russo
Name: Bianca A. Russo
Title: Vice President and Secretary

State of Delaware

Office of the Secretary of State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.", CHANGING ITS NAME FROM "J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP." TO "J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF FEBRUARY, A.D. 2001, AT 9 O'CLOCK A.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.
[SECRETARY'S OFFICE SEAL]
/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

2436199 8100	AUTHENTICATION: 0976246

010077627	DATE: 02-15-01

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 02/15/2001 010077627 - 2436199
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
 J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

J.P. Morgan Commercial Mortgage Finance Corp., a Delaware Corporation ("the Corporation"), does hereby certify:
FIRST:                     That Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
FIRST: The name of the Corporation is J.P. Morgan Chase Commercial Mortgage Securities Corp.
SECOND:     That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
In witness whereof, J.P. Morgan Commercial Mortgage Finance Corp. has caused this Certificate to be signed by its duly authorized officer, this 13th day of February, 2001.

By:	/s/ Michael A. Jungman
Name: Michael A. Jungman
Title: President

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF SEPTEMBER, A.D. 1994, AT 3:30 O'CLOCK P.M.
A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.
[SECRETARY'S OFFICE SEAL]
/s/ Edward J. Freel
Edward J. Freel, Secretary of State

2436199 8100	AUTHENTICATION: 7243397

944176033	DATE: 09-20-94

CERTIFICATE OF INCORPORATION
of
J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

FIRST:  The name of this Corporation is J.P. Morgan Commercial Mortgage Finance Corp.
SECOND:  The registered office of this Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
THIRD:  The purpose of this Corporation is limited to engaging in the following activities: (a) To acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with loans or credit agreements secured by mortgages, deeds of trust, long-term leaseholds, or similar liens on real property or shares issued by corporations or partnerships formed for the purpose of cooperative ownership of real estate (collectively, "Mortgage Loans") and, either directly or indirectly, to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with certificates, participation interest, bonds, notes or other instruments evidencing interest in or secured by Mortgage Loans or other similar certificates, participation interest, bonds, notes or instruments (collectively, "Mortgage Backed Instruments");
(b)            To acquire, own, hold, service, sell, assign, pledge, finance, refinance and otherwise deal with collateral securing Mortgage Loans, related insurance policies, related agreements with affiliates, agreements with originators or servicers of Mortgage Loans and any proceeds or further rights associated therewith;
(c)            To sell, assign, pledge or otherwise transfer Mortgage Loans, Mortgage Backed Instruments and rights and properties referred to in paragraph (b) above to trusts or to affiliates of the Corporation.
(d)            To create trusts to acquire, own, hold, assign, pledge and otherwise deal with Mortgage Loans, Mortgage Backed Instruments and related collateral;

(e)            To authorize, offer, issue, sell, transfer and deliver or participate in the issuance of one or more series, classes or subclasses of participation certificates or other evidences of interest, bonds, notes or debt ("Certificates") issued by trusts;
(f)            To authorize, issue, sell and deliver bonds or other evidences of indebtedness ("Bonds") that are secured by a pledge or other assignment of Mortgage Loans, Mortgage Backed Instruments and related collateral, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts or surety bonds;
(g)            To hold, and enjoy all of the rights and privileges as a holder of, any Certificates or Bonds;
(h)            To negotiate, authorize, execute, deliver, assume the obligations under, and perform, any agreement or instrument or document relating to the activities set forth in clauses (a) through (g) above, including but not limited to any trust agreement, sale and servicing agreement, pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, insurance agreements, purchase agreement, indemnification agreement, placement agreement or underwriting agreement; and
(i)            To engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, suitable or convenient to accomplish the foregoing.
FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of $1.00 per share.
FIFTH:  The name and mailing address of the sole incorporator is as follows: Gina Maya, c/o J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260.
SIXTH:  The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time By-Laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-Laws made by the board of directors. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided by, the By-Laws of the Corporation. The election of directors need not be by ballot unless the By-Laws shall so require.
SEVENTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No repeal or modification of this Article seventh shall apply to or have any effect on the liability or alleged liability Of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.
EIGHTH:  The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.
NINTH:  Meetings of the stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the Corporation.
IN WITNESS WHEREOF, this Certificate of Incorporation has been duly adopted by the sole incorporator of the Corporation, pursuant to the General Corporation Law of the State of Delaware this 19th day of September, 1994.
/s/ Gina Maya
Gina Maya
Sole Incorporator